TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE
                             WHEN READY FOR DELIVERY



             ------------                                       COMMON STOCK
                NUMBER
             ------------                                       ------------
                                                                   SHARES
  THIS CERTIFICATE IS TRANSFERABLE IN                           ------------
THE CITIES OF CHARLOTTE, NORTH CAROLINA
         OR NEW YORK, NEW YORK
                                                              CUSIP 301953 10 5

                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                                                                        67265 92

                             FAC REALTY TRUST, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


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     This certifies






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           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE
                            PAR VALUE OF $.01 EACH OF

                              CERTIFICATE OF STOCK

FAC Realty Trust, Inc. (the Corporation), transferable on the books of the Corporation by the owner hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the signatures of its duly authorized officers.

Dated                                                      /s/ C. Cammack Morton
                                                                       PRESIDENT

COUNTERSIGNED AND REGISTERED
     FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
          TRANSFER AGENT AND REGISTRAR

BY                                                         /s/ Robin W. Malphrus
                    AUTHORIZED SIGNATURE                               SECRETARY

                             FAC REALTY TRUST, INC.


     The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's charter; (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent in value of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially or Constructively Own shares of Equity Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Equity Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and
(iv) no Person may Transfer shares of Equity Stock if such Transfer would result in the Equity Stock of the Corporation being owned by fewer than 100 Persons. Any person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Equity Stock which causes or will cause a person to Beneficially or Constructively Own shares of Equity Stock in excess or in violation of the above limitations must immediately notify the Corporation, if the restrictions on transfer are violated, the shares represented hereby will be automatically converted into shares of Excess Stock, which will be held in trust by the Corporation. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN  - as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT MIN ACT -  ________ Custodian _______  Under  Uniform  Gifts  to
                           (Cust)            (Minor)
                          Minors Act _________
                                      (State)

     UNIF TRANS MIN ACT -  ________ Custodian _______  Under  Uniform  Transfers
                            (Cust)            (Minor)
                            to Minors Act - Illinois


    Additional abbreviations may also be used though not in the above list.


For Value Received, ____________________________________ hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated_________________________________  ________________________________________
                                        NOTICE:    THE    SIGNATURE    TO   THIS
                                        ASSIGNMENT  MUST   CORRESPOND  WITH  THE
                                        NAME AS  WRITTEN  UPON  THE  FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR  WITHOUT
                                        ALTERATION,  ENLARGEMENT  OR  ANY CHANGE
                                        WHATEVER


Signature(s) Guaranteed:


______________________________________
THE SIGNATURE(S)  SHOULD BE GUARANTEED
BY AN ELIGIBLE  GUARANTOR  INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS  AND CREDIT  UNIONS  WITH
MEMBERSHIP  IN AN  APPROVED  SIGNATURE
GUARANTEE MEDALLION PROGRAM), PURSUANT
TO S.E.C. RULE 17Ad - 15.